Exhibit 99.1

Lennox International Reports Record Third-Quarter Revenue and Profit

•	Revenue up 4% to third-quarter record $1.05 billion

•	Record third-quarter GAAP EPS from continuing operations of $2.45, up 5%

•	Record third-quarter adjusted EPS from continuing operations of $2.53, up 9%

•	Updating 2017 revenue growth guidance from 4-7% with neutral foreign exchange to 5-7% with a 0.5% benefit from foreign exchange

•	Updating 2017 GAAP EPS from continuing operations guidance from $7.73-$8.13 to $7.67-$7.97

•	Updating 2017 adjusted EPS from continuing operations guidance from $7.75-$8.15 to $7.75-$8.05

•	$250 million of stock repurchases and $58 million of dividends year-to-date

DALLAS, October 23, 2017 – Lennox International Inc. (NYSE: LII) today reported financial results for the third quarter of 2017. All comparisons are to the prior-year period.

Revenue was a third-quarter record $1.052 billion, up 4%. At constant currency, revenue was up 3%. GAAP operating income was $155 million, down 1%. GAAP earnings per share from continuing operations was a third-quarter record $2.45, up 5%.

On an adjusted basis, total segment profit increased 2% to a third-quarter record $161 million. Total segment margin was 15.3%, down 30 basis points from the record third-quarter level of a year ago. Adjusted EPS from continuing operations rose 9% to a third-quarter record $2.53.

“While underlying economic conditions remain strong, the third quarter was materially impacted by significantly cooler weather than a year ago and the near-term market disruption from the hurricanes that hit Texas and Florida,” said Chairman and CEO Todd Bluedorn. “These dynamics negatively impacted the company’s growth and margin performance in the quarter — specifically for our residential replacement, commercial emergency replacement, and refrigeration wholesale businesses. That being said, the company posted record third-quarter revenue, total segment profit, and EPS.

“In Residential, revenue and profit hit new third-quarter highs. Revenue rose 3% on high-single digit growth in new construction and low-single digit growth in replacement. Segment margin was off 30 basis points to 19.4%. Residential profit rose 2% in the quarter.

“Our Commercial business set new all-time highs for revenue and profit. Commercial revenue was up 6% at constant currency, led by nearly 20% growth in National Accounts and mid-teen growth in National Account Services. Planned replacement revenue was up 20%, while emergency replacement revenue was relatively flat. Europe was down double digits. Commercial margin was off 90 basis points to 18.6%. Commercial profit rose 2%.

“In Refrigeration, revenue was up 2% at constant currency. North America, our most profitable region, was flat, while Europe, Asia Pacific, and South America were up. Refrigeration margin was down 190 basis points to 10.4%, and segment profit was down 13%.

“Looking ahead for the company overall with the recovery in key regions underway, we are well-positioned to close out a year of record revenue, margin and profit in 2017 and to drive strong growth and profitability over the coming year.”

FINANCIAL HIGHLIGHTS

Revenue: Revenue was a third-quarter record $1.052 billion, up 4%. Foreign exchange was a 1 percentage point benefit to revenue growth. Volume and price were up. Mix was unfavorable in the quarter.

Gross Profit: Gross profit in the third quarter was $314 million, up 1%. Gross margin was 29.8%, down 90 basis points. Gross profit was positively impacted by higher volume, favorable price, sourcing and engineering-led cost reductions, and foreign exchange, with offsets from higher commodity and other product costs, unfavorable mix, and investments in distribution expansion.

Income from Continuing Operations: On a GAAP basis, income from continuing operations for the third quarter was $104.0 million, or $2.45 per share, compared to $101.7 million, or $2.33 per share, in the prior-year quarter.

Adjusted income from continuing operations in the third quarter was $106.9 million, or $2.53 per share, compared to $101.9 million, or $2.33 per share, in the prior-year quarter. Adjusted earnings from continuing operations for the third quarter of 2017 excludes net after-tax charges of $2.9 million: $1.3 million of special legal contingency charges, $1.1 million of restructuring charges, $1.0 million for asbestos-related litigation, a total of $1.0 million for other items, and a benefit of $1.5 million for excess tax benefits from share-based compensation.

Free Cash Flow and Total Debt: Net cash from operations in the third quarter was $177 million, up from $152 million in the prior-year quarter. Capital expenditures were $17 million compared to $18 million in the prior-year quarter. Free cash flow was $160 million, up from approximately $134 million in the third quarter a year ago. Total debt at the end of the third quarter was $1.124 billion. Total cash and cash equivalents were $61 million at the end of September. In the third quarter, the company paid approximately $22 million in dividends and $75 million for stock repurchases.

BUSINESS SEGMENT HIGHLIGHTS

Residential Heating & Cooling

Revenue in the Residential Heating & Cooling business segment rose 3% to a third-quarter record $591 million. Foreign exchange was neutral on a revenue basis. Segment profit was a third-quarter record $115 million, up 2%. Segment profit margin was 19.4%, down 30 basis points from the third-quarter record margin a year ago. Results were positively impacted by higher volume, favorable price, sourcing and engineering-led cost reductions, and foreign exchange, with offsets from higher commodity and other product costs, unfavorable mix, investments in research and development, information technology and other SG&A, and investments in distribution expansion.

Commercial Heating & Cooling

Revenue in the Commercial Heating & Cooling business segment was a record $269 million, up 7%. At constant currency, revenue was up 6%. Segment profit was a record $50 million, up 2%. Segment margin was 18.6%, down 90 basis points from the third-quarter record a year ago. Results were positively impacted by higher volume, favorable price, sourcing and engineering-led cost reductions, lower SG&A expenses, and favorable foreign exchange. Offsets included unfavorable mix, higher commodity and other product costs, and higher freight and distribution expenses.

Refrigeration

Revenue in the Refrigeration business segment was $192 million, up 3%. At constant currency, revenue was up 2%. Segment margin was down 190 basis points to 10.4%, and segment profit declined 13% to $20 million. Results were impacted by unfavorable mix, higher commodity costs, higher freight and distribution expenses, and investments in research and development, information technology, and other SG&A. Sourcing and engineering-led cost reductions were a partial offset.

FULL-YEAR OUTLOOK

For 2017, the company is updating guidance for revenue and EPS from continuing operations.

•	Updating 2017 guidance for revenue growth from 4-7% with neutral foreign exchange to 5-7% with a 0.5% benefit from foreign exchange.

•	Updating guidance for GAAP EPS from continuing operations from $7.73-$8.13 to $7.67-$7.97.

•	Updating guidance for adjusted EPS from continuing operations from $7.75-$8.15 to $7.75-$8.05.

•	Reiterating corporate expenses of approximately $85 million.

•	Reiterating guidance for an effective tax rate of 31-32% on an adjusted basis for the full year.

•	Reiterating capital expenditures of approximately $100 million.

•	Reiterating guidance for a weighted average diluted share count of 42-43 million shares on a full-year basis.

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s third quarter results will be held this morning at 8:30 a.m. Central time. To listen, call the conference call line at 612-288-0329 at least 10 minutes prior to the scheduled start time and use reservation number 431566. The conference call also will be webcast on Lennox International’s web site at www.lennoxinternational.com. A replay will be available from 11:00 a.m. Central time on October 23 through November 6, 2017 by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 431566. The call also will be archived on the company’s website.

About Lennox International

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is listed on the New York Stock Exchange and traded under the symbol “LII”. Additional information is available at: www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

Forward-Looking Statements

The statements in this news release that are not historical statements, including statements regarding the 2017 full-year outlook, expected consolidated and segment financial results for 2017, and expected share repurchases, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, economic conditions in our markets, regulatory changes, the impact of unfavorable weather, and a decline in new construction activity and related demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$1,052.3	$1,010.0	$2,947.9	$2,744.4
Cost of goods sold	738.6	699.7	2,082.4	1,935.5

Gross profit	313.7	310.3	865.5	808.9
Operating Expenses:
Selling, general and administrative expenses	158.7	156.5	479.6	456.2
Losses and other expenses, net	3.0	0.7	8.5	5.5
Restructuring charges	1.9	0.6	2.1	1.2
Income from equity method investments	(4.5)	(4.4)	(15.5)	(15.3)

Operating income	154.6	156.9	390.8	361.3
Interest expense, net	7.6	7.0	23.3	19.6
Other income, net	—	—	(0.2)	(0.2)

Income from continuing operations before income taxes	147.0	149.9	367.7	341.9
Provision for income taxes	43.0	48.2	103.8	104.0

Income from continuing operations	104.0	101.7	263.9	237.9
Discontinued Operations:
Loss from discontinued operations before income taxes	(0.8)	—	(2.3)	(0.9)
Benefit from income taxes	(0.3)	—	(0.9)	(0.3)

Loss from discontinued operations	(0.5)	—	(1.4)	(0.6)

Net income	$103.5	$101.7	$262.5	$237.3

Earnings per share – Basic:
Income from continuing operations	$2.48	$2.35	$6.23	$5.46
Loss from discontinued operations	(0.01)	—	(0.03)	(0.01)

Net income	$2.47	$2.35	$6.20	$5.45

Earnings per share – Diluted:
Income from continuing operations	$2.45	$2.33	$6.15	$5.39
Loss from discontinued operations	(0.01)	—	(0.03)	(0.01)

Net income	$2.44	$2.33	$6.12	$5.38

Weighted Average Number of Shares Outstanding—Basic	41.9	43.2	42.3	43.6
Weighted Average Number of Shares Outstanding—Diluted	42.4	43.7	42.9	44.2
Cash dividends declared per share	$0.51	$0.43	$1.45	$1.22

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Segment Net Sales and Profit (Loss)

(Unaudited)

(Amounts in millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales
Residential Heating & Cooling	$590.5	$572.7	$1,663.8	$1,524.5
Commercial Heating & Cooling	269.4	251.4	723.5	674.7
Refrigeration	192.4	185.9	560.6	545.2

	$1,052.3	$1,010.0	$2,947.9	$2,744.4

Segment Profit (Loss) (1)
Residential Heating & Cooling	$114.7	$112.7	$297.6	$266.9
Commercial Heating & Cooling	50.0	48.9	113.8	110.6
Refrigeration	20.0	22.9	55.7	53.2
Corporate and other	(23.7)	(27.3)	(58.5)	(65.7)

Total segment profit	161.0	157.2	408.6	365.0
Reconciliation to Operating income:
Special product quality adjustments	0.5	—	5.7	(0.4)
Items in Losses and other expenses, net that are excluded from segment profit (loss) (1)	4.0	(0.3)	10.0	2.9
Restructuring charges	1.9	0.6	2.1	1.2

Operating income	$154.6	$156.9	$390.8	$361.3

(1)	We define segment profit (loss) as a segment’s operating income included in the accompanying Consolidated Statements of Operations, excluding:

•	Special product quality adjustments;

•	The following items in Losses (gains) and other expenses, net:

•	Net change in unrealized losses (gains) on unsettled futures contracts,

•	Special legal contingency charges,

•	Asbestos-related litigation,

•	Contractor tax payments,

•	Environmental liabilities,

•	Acquisition costs,

•	Other items, net; and,

•	Restructuring charges.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of September 30, 2017	As of December 31, 2016
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$60.7	$50.2
Accounts and notes receivable, net of allowances of $6.9 and $6.7 in 2017 and 2016, respectively	598.1	469.8
Inventories, net	530.9	418.5
Other assets	80.9	67.4

Total current assets	1,270.6	1,005.9
Property, plant and equipment, net of accumulated depreciation of $767.8 and $717.2 in 2017 and 2016, respectively	374.6	361.4
Goodwill	200.6	195.1
Deferred income taxes	143.3	136.7
Other assets, net	66.6	61.2

Total assets	$2,055.7	$1,760.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$326.0	$52.4
Current maturities of long-term debt	22.4	200.1
Accounts payable	394.5	361.2
Accrued expenses	278.4	265.9
Income taxes payable	2.4	9.0

Total current liabilities	1,023.7	888.6
Long-term debt	775.7	615.7
Post-retirement benefits, other than pensions	1.9	2.8
Pensions	90.2	87.5
Other liabilities	131.7	127.7

Total liabilities	2,023.2	1,722.3
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,048.0	1,046.2
Retained earnings	1,554.4	1,353.0
Accumulated other comprehensive loss	(157.0)	(195.1)
Treasury stock, at cost, 45,401,841 shares and 44,195,250 shares as of September 30, 2017 and December 31, 2016, respectively	(2,414.2)	(2,167.4)
Noncontrolling interests	0.4	0.4

Total stockholders’ equity	32.5	38.0

Total liabilities and stockholders’ equity	$2,055.7	$1,760.3

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$262.5	$237.3
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(15.5)	(15.3)
Dividends from affiliates	7.8	3.9
Restructuring charges (gains), net of cash paid	1.0	(0.8)
Provision for bad debts	3.2	3.4
Unrealized gains on derivative contracts	(0.7)	(2.2)
Stock-based compensation expense	18.8	24.8
Depreciation and amortization	48.1	43.4
Deferred income taxes	(3.9)	(2.6)
Pension expense	4.1	4.7
Pension contributions	(1.4)	(52.5)
Other items, net	1.0	0.4
Changes in assets and liabilities, net of effects of divestitures:
Accounts and notes receivable	(118.3)	(146.2)
Inventories	(102.6)	(49.9)
Other current assets	(7.3)	(6.6)
Accounts payable	31.0	56.4
Accrued expenses	7.6	40.7
Income taxes payable and receivable	(9.9)	(15.0)
Other	3.5	3.0

Net cash provided by operating activities	129.0	126.9
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	0.2	—
Purchases of property, plant and equipment	(60.5)	(59.4)

Net cash used in investing activities	(60.3)	(59.4)
Cash flows from financing activities:
Short-term borrowings, net	(1.4)	(2.1)
Asset securitization borrowings	275.0	145.0
Asset securitization payments	—	(20.0)
Long-term debt payments	(200.8)	(30.9)
Borrowings from credit facility	1,883.0	1,715.0
Payments on credit facility	(1,701.0)	(1,493.0)
Payments of deferred financing costs	—	(0.9)
Proceeds from employee stock purchases	2.3	1.9
Repurchases of common stock	(250.0)	(300.0)
Repurchases of common stock to satisfy employee withholding tax obligations	(16.0)	(26.3)
Cash dividends paid	(58.4)	(50.5)

Net cash used in financing activities	(67.3)	(61.8)
Increase in cash and cash equivalents	1.4	5.7
Effect of exchange rates on cash and cash equivalents	9.1	3.2
Cash and cash equivalents, beginning of period	50.2	38.9

Cash and cash equivalents, end of period	$60.7	$47.8

Supplemental disclosures of cash flow information:
Interest paid	$22.5	$17.0

Income taxes paid (net of refunds)	$115.5	$120.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited, in millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. In addition to these non-GAAP measures, the Company also provides rates of revenue change at constant currency on a consolidated and segment basis if different than the reported measures. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months Ended September 30,
	2017			2016
	Pre-Tax	Tax Impact (e)	After Tax	Pre-Tax	Tax Impact (e)	After Tax
Income from continuing operations, a GAAP measure	$147.0	$(43.0)	$104.0	$149.9	$(48.2)	$101.7
Restructuring charges	1.9	(0.8)	1.1	0.6	(0.2)	0.4
Special product quality adjustments (b)	0.5	(0.2)	0.3	—	—	—
Special legal contingency charges (a)	1.5	(0.2)	1.3	0.5	(0.2)	0.3
Asbestos-related litigation (a)	1.5	(0.5)	1.0	0.4	(0.1)	0.3
Net change in unrealized losses (gains) on unsettled future contracts (a)	0.2	(0.1)	0.1	(1.2)	0.5	(0.7)
Environmental liabilities(a)	0.5	(0.1)	0.4	—	(0.1)	(0.1)
Excess tax benefits from share-based compensation (c)	—	(1.5)	(1.5)	—	—	—
Contractor tax payments (a)	—	—	—	—	—	—
Other items, net (a)	0.3	(0.1)	0.2	—	—	—

Adjusted income from continuing operations, a non-GAAP measure	$153.4	$(46.5)	$106.9	$150.2	$(48.3)	$101.9

Earnings per share from continuing operations—diluted, a GAAP measure			$2.45			$2.33
Restructuring charges			0.03			0.01
Special product quality adjustments (b)			0.01			—
Special legal contingency charges(a)			0.03			0.01
Asbestos-related litigation(a)			0.02			0.01
Net change in unrealized losses (gains) on unsettled future contracts (a)			—			(0.02)
Environmental liabilities (a)			0.01			(0.01)
Excess tax benefits from share-based compensation (c)			(0.03)			—
Contractor tax payments (a)			—			—
Other items, net (a)			—			—
Change in share counts from share-based compensation (d)			0.01			—

Adjusted earnings per share from continuing operations—diluted, a non-GAAP measure			$2.53			$2.33

(a)	Recorded in Losses and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations
(c)	Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d)	The impact of excess tax benefits from the change in share-based compensation also impacts our diluted share counts. The reconciliation of average outstanding diluted shares on a GAAP and non-GAAP basis is included in this document.
(e)	Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.

	For the Nine Months Ended September 30,
	2017			2016
	Pre-Tax	Tax Impact (e)	After Tax	Pre-Tax	Tax Impact (e)	After Tax
Income from continuing operations, a GAAP measure	$367.7	$(103.8)	$263.9	$341.9	$(104.0)	$237.9
Restructuring charges	2.1	(0.8)	1.3	1.2	(0.4)	0.8
Special product quality adjustments (b)	5.7	(2.0)	3.7	(0.4)	0.1	(0.3)
Special legal contingency charges (a)	3.6	(0.4)	3.2	0.5	(0.2)	0.3
Asbestos-related litigation (a)	3.9	(1.3)	2.6	2.3	(0.8)	1.5
Net change in unrealized losses (gains) on unsettled future contracts (a)	1.0	(0.4)	0.6	(1.9)	0.7	(1.2)
Environmental liabilities (a)	1.2	(0.3)	0.9	1.1	(0.3)	0.8
Excess tax benefits from share-based compensation (c)	—	(9.6)	(9.6)	—	—	—
Contractor tax payments (a)	—	—	—	0.5	(0.1)	0.4
Other items (a)	0.3	(0.1)	0.2	0.4	(0.2)	0.2

Adjusted income from continuing operations, a non-GAAP measure	$385.5	$(118.7)	$266.8	$345.6	$(105.2)	$240.4

Earnings per share from continuing operations—diluted, a GAAP measure			$6.15			$5.39
Restructuring charges			0.03			0.02
Special product quality adjustments (b)			0.09			(0.01)
Special legal contingency charges (a)			0.07			0.01
Asbestos-related litigation (a)			0.06			0.03
Net change in unrealized losses (gains) on unsettled future contracts (a)			0.01			(0.03)
Environmental liabilities (a)			0.02			0.02
Excess tax benefits from share-based compensation (c)			(0.22)			—
Contractor tax payments (a)			—			0.01
Other items, net (a)			—			—
Change in share counts from share-based compensation (d)			0.02			—

Adjusted earnings per share from continuing operations—diluted, a non-GAAP measure			$6.23			$5.44

(a)	Recorded in Losses and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations
(c)	Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d)	The impact of excess tax benefits from the change in share-based compensation also impacts our diluted share counts. The reconciliation of average outstanding diluted shares on a GAAP and non-GAAP basis is included in this document.
(e)	Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Components of Losses and other expenses, net (pre-tax):
Realized (gains) losses on settled future contracts (a)	$(0.5)	$0.3	$(1.3)	$1.2
Foreign currency exchange (gains) losses (a)	(0.6)	0.5	(0.3)	1.1
Loss on disposal of fixed assets (a)	0.1	0.2	0.1	0.3
Net change in unrealized losses (gains) on unsettled futures contracts (b)	0.2	(1.2)	1.0	(1.9)
Special legal contingency charges (b)	1.5	0.5	3.6	0.5
Asbestos-related litigation (b)	1.5	0.4	3.9	2.3
Environmental liabilities (b)	0.5	—	1.2	1.1
Contractor tax payments (b)	—	—	—	0.5
Acquisition costs (b)	—	—	—	0.4
Other items, net (b)	0.3	—	0.3	—

Losses and other expenses, net (pre-tax)	$3.0	$0.7	$8.5	$5.5

(a)	Included in both segment profit (loss) and Adjusted income from continuing operations
(b)	Excluded from both segment profit (loss) and Adjusted income from continuing operations

Reconciliation of Earnings per Share from Continuing Operations—Diluted, a GAAP measure, to Estimated Adjusted Earnings per Share from Continuing Operations—Diluted, a Non-GAAP measure

For the Year Ended December 31, 2017 ESTIMATED
Earnings per share from continuing operations—diluted, a GAAP measure	$7.67 - $7.97
Special product quality adjustments and other items partially offset by excess tax benefits from share-based compensation	0.08

Adjusted Earnings per share from continuing operations—diluted, a Non-GAAP measure	$7.75 - $8.05

Reconciliation of Average Shares Outstanding—Diluted, a GAAP measure, to Adjusted Average Shares Outstanding—Diluted, a Non-GAAP measure (shares in millions):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Average shares outstanding—diluted, a GAAP measure	42.4	43.7	42.9	44.2
Impact on diluted shares from excess tax benefits from share-based compensation	(0.1)	—	(0.1)	—

Adjusted average shares outstanding—diluted, a Non-GAAP measure	42.3	43.7	42.8	44.2

Reconciliation of Net Cash Used in Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure (dollars in millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities, a GAAP measure	$177.3	$152.2	$129.0	$126.9
Purchases of property, plant and equipment	(17.1)	(17.7)	(60.5)	(59.4)
Proceeds from the disposal of property, plant and equipment	—	—	0.2	—

Free cash flow, a Non-GAAP measure	$160.2	$134.5	$68.7	$67.5

Trailing Twelve Months to September 30, 2017
Calculation of Debt to EBITDA Ratio (dollars in millions):
Adjusted EBIT (a)	$513.3
Depreciation and amortization expense (b)	61.8

EBITDA (a + b)	$575.1

Total debt at September 30, 2017 (c)	$1,124.1

Total Debt to EBITDA ratio ((c / (a + b))	2.0

Reconciliation of Adjusted EBIT, a Non-GAAP measure, to Income From Continuing Operations Before Income Taxes, a GAAP measure (dollars in millions)

Trailing Twelve Months to September 30, 2017
Adjusted EBIT per above, a Non-GAAP measure	$513.3
Special product quality adjustments	5.7
Items in Losses and other expenses, net that are excluded from segment profit	14.5
Restructuring charges	2.7
Interest expense, net	30.7
Pension Settlement	31.4
Other expenses, net	(0.2)

Income from continuing operations before income taxes, a GAAP measure	$428.5